UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0267673
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-147296

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Visa Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-147296) relating to the Class A Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Class A Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

ITEM 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISA INC.

Date: February 25, 2008	By:	/s/ Joseph W. Saunders
Name: Joseph W. Saunders
Title: Chief Executive Officer

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